Exhibit 16.1
June 17, 2021
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We have read the statements made by Proterra Inc (formerly Arclight Clean Transition Corp.) under Item 4.01 of its Form 8-K dated June 17, 2021. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Proterra Inc (formerly Arclight Clean Transition Corp.) contained therein.

Very truly yours,

/s/ Marcum LLP

Marcum LLP